UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2012

CNO Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11825 North Pennsylvania Street
Carmel, Indiana 46032
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 817-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

New Senior Secured Notes

On September 28, 2012, CNO Financial Group, Inc. (the “Company”) issued $275.0 million in aggregate principal amount of its 6.375% Senior Secured Notes due 2020 (the “New Notes”), pursuant to an Indenture, dated as of September 28, 2012 (the “Indenture”), among the Company, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee) and as collateral agent (the “Collateral Agent”).

The New Notes will mature on October 1, 2020. Interest on the New Notes accrues at a rate of 6.375% per annum and is payable semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2013.

The New Notes and the guarantees thereof (the “Guarantees”) are senior secured obligations of the Company and the Subsidiary Guarantors and rank equally in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future senior obligations, and senior to all of Company’s and the Subsidiary Guarantors’ future subordinated indebtedness. The New Notes are secured by a first-priority lien on substantially all of the assets of the Company and the Subsidiary Guarantors, subject to certain exceptions. The New Notes and the Guarantees are pari passu with respect to security and in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future secured indebtedness under the New Senior Secured Credit Agreement (as defined below).  The New Notes are structurally subordinated to all of the liabilities and preferred stock of each of the Company’s insurance subsidiaries, which will not guarantee the New Notes.

The Company may redeem all or part of the New Notes beginning on October 1, 2015, at the redemption prices set forth in the Indenture. The Company may also redeem all or part of the New Notes at any time and from time to time prior to October 1, 2015, at a price equal to 100% of the aggregate principal amount of the New Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest to, but not including, the redemption date. In addition, prior to October 1, 2015, the Company may redeem up to 35% of the aggregate principal amount of the New Notes with the net cash proceeds of certain equity offerings at a price equal to 106.375% of the aggregate principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the New Notes may require the Company to repurchase all or a portion of the New Notes in cash at a price equal to 101% of the aggregate principal amount of the New Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains covenants that, among other things, limit (subject to certain exceptions) the Company’s ability and the ability of the Company’s Restricted Subsidiaries (as defined in the Indenture) to:

●	incur or guarantee additional indebtedness or issue preferred stock;

●	pay dividends or make other distributions to shareholders;

●	purchase or redeem capital stock or subordinated indebtedness;

●	make investments;

●	create liens;

●	incur restrictions on the Company’s ability and the ability of its Restricted Subsidiaries to pay dividends or make other payments to the Company;

●	sell assets, including capital stock of the Company’s subsidiaries;

●	consolidate or merge with or into other companies or transfer all or substantially all of the Company’s assets; and

●	engage in transactions with affiliates.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, failure to pay at maturity or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding New Notes may declare the principal of and accrued but unpaid interest, including any additional interest, on all of the New Notes to be due and payable.

In connection with the issuance of the New Notes and execution of the Indenture, the Company and the Subsidiary Guarantors entered into a security agreement, dated as of September 28, 2012 (the “Security Agreement”), by and among the Company, the Subsidiary Guarantors and the Collateral Agent, pursuant to which the Company and the Subsidiary Guarantors pledged substantially all of their assets to secure their obligations under the New Notes and the Indenture, subject to certain exceptions as set forth in the Security Agreement.

New Senior Secured Credit Agreement

On September 28, 2012, the Company entered into a new senior secured credit agreement, providing for (i) a $425.0 million six-year term loan facility, (ii) a $250.0 million four-year term loan facility and (iii) a $50.0 million three-year revolving credit facility, with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the lenders from time to time party thereto (the “New Senior Secured Credit Agreement”).  The New Senior Secured Credit Agreement is guaranteed by the Subsidiary Guarantors and secured by a first-priority lien (which ranks pari passu with the liens securing the New Notes) on substantially all of the Company’s and the Subsidiary Guarantors’ assets.  As of September 28, 2012, the Company borrowed in full the amounts available under each of the term loan facilities and no amounts have been borrowed under the revolving credit facility.

The revolving credit facility includes an uncommitted subfacility for swingline loans of up to $5.0 million, and up to $5.0 million of the revolving credit facility is available for the issuance of letters of credit. The six-year term loan facility will amortize in quarterly installments in amounts resulting in an annual amortization of 1% and the four-year term loan facility will amortize in quarterly installments resulting in an annual amortization of 20% during the first and second years and 30% during the third and fourth years.  Subject to certain conditions, the Company may incur additional incremental loans under the New Senior Secured Credit Agreement in an amount of up to $250.0 million.

Mandatory prepayments of the New Senior Secured Credit Agreement will be required, subject to certain exceptions, in an amount equal to: (i) 100% of the net cash proceeds from certain asset sales or casualty events; (ii) 100% of the net cash proceeds received by the Company or any of its restricted subsidiaries from certain debt issuances; and (iii) 100% of the amount of certain restricted payments made (including any common stock dividends and share repurchases) as defined in the New Senior Secured Credit Agreement provided that if, as of the end of the fiscal quarter immediately preceding such restricted payment, the debt to total capitalization ratio is: (x) equal to or less than 22.5%, but greater than 17.5%, the prepayment requirement shall be reduced to 33.33%; or (y) equal to or less than 17.5%, the prepayment requirement shall not apply.

Notwithstanding the foregoing, no mandatory prepayments pursuant to item (i) in the preceding paragraph shall be required if: (x) the debt to total capitalization ratio is equal or less than 20% and (y) either (A) the financial strength rating of certain of the Company’s insurance subsidiaries is equal or better than A- (stable) from A.M. Best Company or (B) the New Senior Secured Credit Agreement is rated equal or better than BBB- (stable) from Standard & Poor’s Ratings Group and Baa3 (stable) by Moody’s Investor Services, Inc.

The interest rates with respect to loans under (i) the six-year term loan facility will be, at the Company’s option, equal to a eurodollar rate, plus 3.75% per annum, or a base rate, plus 2.75% per annum, subject to a eurodollar rate “floor” of 1.25% and a base rate “floor” of 2.25%, (ii) the four-year term loan facility will be, at the Company’s option, equal to a eurodollar rate, plus 3.25% per annum, or a base rate, plus 2.25% per annum, subject to a eurodollar rate “floor” of 1.00% and a base rate “floor” of 2.00% and (iii) the revolving credit facility will be, at the Company’s option, equal to a eurodollar rate, plus 3.50% per annum, or a base rate, plus 2.50% per annum, in each case, with respect to revolving credit facility borrowings only, subject to certain step-downs based on the debt to total capitalization ratio of the Company.

The New Senior Credit Agreement contains covenants that limit the Company’s ability to take certain actions and perform certain activities, including (each subject to exceptions as set forth in the New Senior Credit Agreement):

●	limitations on debt (including, without limitation, guarantees and other contingent obligations);

●	limitations on issuances of disqualified capital stock;

●	limitations on liens and further negative pledges;

●	limitations on sales, transfers and other dispositions of assets;

●	limitations on transactions with affiliates;

●	limitations on changes in the nature of the Company’s business;

●	limitations on mergers, consolidations and acquisitions;

●	limitations on dividends and other distributions, stock repurchases and redemptions and other restricted payments;

●	limitations on investments and acquisitions;

●	limitations on prepayment of certain debt;

●	limitations on modifications or waivers of certain debt documents and charter documents;

●	investment portfolio requirements for insurance subsidiaries;

●	limitations on restrictions affecting subsidiaries;

●	limitations on holding company activities; and

●	limitations on changes in accounting policies.

In addition, the New Senior Secured Credit Agreement requires the Company to maintain (i) a debt to total capitalization ratio of not more than 27.5%, (ii) an interest coverage ratio of not less than 2.50 to 1.00, (iii) an aggregate ratio of total adjusted capital to company action level risk-based capital for the Company’s insurance subsidiaries of not less than 250% and (iv) a combined statutory capital and surplus for the Company’s insurance subsidiaries of at least $1.3 billion.

The New Senior Secured Credit Agreement provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, incorrectness of any representation or warranty in any material respect, breach of covenants in the New Senior Secured Credit Agreement or other loan documents, cross default to certain other indebtedness, certain events of bankruptcy and insolvency, certain ERISA events, a failure to pay certain judgments, certain material regulatory events, the occurrence of a change of control, and the invalidity of any material provision of any loan document or material lien or guarantee granted under the loan documents. If an event of default under the New Senior Secured Credit Agreement occurs and is continuing, the Agent may accelerate the amounts and terminate all commitments outstanding under the New Senior Secured Credit Agreement and may exercise remedies in respect of the collateral.

In connection with the execution of the New Senior Secured Credit Agreement, the Company and the Subsidiary Guarantors entered into a guarantee and security agreement, dated as of September 28, 2012 (the “Guarantee and Security Agreement”), by and among the Company, the Subsidiary Guarantors and the Agent, pursuant to which the Subsidiary Guarantors guaranteed all of the obligations of the Company under the New Senior Secured Credit Agreement and the Company and the Subsidiary Guarantors pledged substantially all of their assets to secure the New Senior Secured Credit Agreement, subject to certain exceptions as set forth in the Guarantee and Security Agreement.

New Pari Passu Intercreditor Agreement

In connection with the issuance of the New Notes and entry into the New Senior Secured Credit Agreement, the Agent and the Collateral Agent, as authorized representative with respect to the New Notes, entered into a Pari Passu Intercreditor Agreement, dated as of September 28, 2012 (the “Intercreditor Agreement”), which sets forth agreements with respect to the first-priority liens granted by the Company and the Subsidiary Guarantors pursuant to the Indenture and the New Senior Secured Credit Agreement.

Under the Intercreditor Agreement, any actions that may be taken with respect to the collateral that secures the New Notes and the New Senior Secured Credit Agreement, including the ability to cause the commencement of enforcement proceedings against such collateral, to control such proceedings and to approve amendments to releases of such collateral from the lien of, and waive past defaults under, such documents relating to such collateral, will be at the direction of the authorized representative of the lenders under the New Senior Secured Credit Agreement until the earliest of (i) the Company’s obligations under the New Senior Secured Credit Agreement (or refinancings thereof) are discharged, (ii) the earlier of (x) date on which the outstanding principal amount of loans and commitments under the New Senior Secured Credit Agreement is less than $25.0 million and (y) the date on which the outstanding principal amount of another tranche of first-priority indebtedness exceeds the principal amount of loans and commitments under the New Senior Secured Credit Agreement and (iii) 180 days after the occurrence of both an event of default under the Indenture and the authorized representative of the holders of the New Notes making certain representations as described in the Intercreditor Agreement, unless the authorized representative of the lenders under the New Senior Secured Credit Agreement has commenced and is diligently pursuing enforcement action with respect to the collateral or the grantor of the security interest in that collateral (whether the Company or the applicable Subsidiary Guarantor) is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

Supplemental Indenture Relating to Existing Senior Secured Notes

As of 5:00 p.m., New York City time, on September 27, 2012, the holders of $273,806,000, or approximately 99.6%, of the Company’s 9.00% Senior Secured Notes due 2018 (the “Existing Notes”) had tendered their Existing Notes and consented to proposed amendments to the indenture governing the Existing Notes (the “Existing Note Indenture”) in accordance with the Company’s previously announced offer to purchase and solicitation for consents for the Existing Notes.

On September 28, 2012 (the “Initial Payment Date”), the Company, the Subsidiary Guarantors and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee, executed a first supplemental indenture to the Existing Note Indenture (the “Supplemental Indenture”) that eliminates substantially all of the restrictive covenants contained in the Existing Note Indenture and certain events of default and related provisions.  The Supplemental Indenture became effective upon execution, and the amendments to the Existing Note Indenture became operative on the Initial Payment Date upon acceptance of and payment for the tendered Existing Notes by the Company pursuant to the terms and conditions described in the offer to purchase and consent solicitation statement and the related letter of transmittal.

On the Initial Payment Date, the Company paid an aggregate of approximately $326.3 million in order to purchase the Existing Notes tendered prior to the Initial Payment Date (representing, in the aggregate, tender offer consideration of approximately $313.1 million, consent payments of approximately $8.2 million and accrued and unpaid interest to, but not including, the Initial Payment Date of approximately $5.0 million).

As described under Item 8.01 of this Current Report on Form 8-K, the Company has called the remaining Existing Notes for redemption and has satisfied and discharged it obligations under the remaining Existing Notes and the Existing Notes Indenture as of September 28, 2012.

The foregoing descriptions of each of the Indenture, the form of Notes, the Security Agreement,  the New Senior Secured Credit Agreement, the Guarantee and Security Agreement, the Intercreditor Agreement and the Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of each of such documents, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The Company used a portion of the net proceeds from its offering of the Notes, together with borrowings under the New Senior Secured Credit Agreement, to repay all of the outstanding borrowings under its Credit Agreement, dated as of December 21, 2010, by and among the Company, Morgan Stanley Senior Funding, Inc., as administrative agent, and the lenders from time to time party thereto (as amended, the “Existing Senior Secured Credit Agreement”).  Upon repayment of all such outstanding borrowings on September 28, 2012, the Company terminated the Existing Senior Secured Credit Agreement (and the collateral and security documents relating thereto) in accordance with their terms.

The information set forth under Item 8.01 below, as to the satisfaction and discharge of the Existing Notes Indenture, is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 8.01 below, in respect to the redemption of the Existing Notes, is incorporated by reference into this Item 2.04.

Item 7.01.	Regulation FD Disclosure.

On September 28, 2012, the Company issued a press release announcing the closing of its previously announced comprehensive plan designed to enhance its capital structure and financial flexibility. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto are furnished pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Debenture Repurchase Closing

On September 28, 2012, the Company closed its previously announced repurchase of approximately $200.0 million in aggregate principal amount of the Company’s 7.0% Convertible Senior Debentures due 2016 (the “Convertible Debentures”) in exchange for payment in cash of approximately $355.1 million, pursuant to the Debenture Repurchase Agreement dated September 4, 2012, by and among the Company, Paulson Credit Opportunities Master Ltd. and Paulson Recovery Master Fund Ltd.  The Convertible Debentures repurchased by the Company were cancelled.

Redemption of Existing Notes and Discharge of Existing Notes Indenture

On September 28, 2012, the Company (i) issued a notice of redemption to holders of the remaining $1,194,000 aggregate principal amount of Existing Notes that were not tendered and remained outstanding following the Company’s initial acceptance of and payments for Existing Notes tendered in the tender offer prior to the Initial Payment Date and (ii) deposited with the trustee of the Existing Notes sufficient funds to satisfy and discharge the Existing Notes Indenture and to fund the make-whole redemption of the remaining outstanding Existing Notes and to pay accrued and unpaid interest on the redeemed notes to, but not including, the October 29, 2012 redemption date.  Upon the satisfaction and discharge of the Existing Notes Indenture, all of the collateral securing the Existing Notes was released and any remaining restrictive covenants and certain additional events of default contained in the Indenture (as amended by the Supplemental Indenture) ceased to have effect.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

4.1
Indenture, dated as of September 28, 2012, by and among CNO Financial Group, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent.

4.2	Form of 6.375% Senior Secured Note due 2020 (included in Exhibit 4.1).

10.1	Security Agreement, dated as of September 28, 2012, by and among CNO Financial Group, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as collateral agent.

10.2	Credit Agreement, dated as of September 28, 2012, by and among CNO Financial Group, Inc., JPMorgan Chase Bank, N.A., as agent, and the lenders from time to time party thereto.

10.3	Guarantee and Security Agreement, dated as of September 28, 2012, by and among CNO Financial Group, Inc., the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as agent.

10.4
Pari Passu Intercreditor Agreement, dated as of September 28, 2012, among JPMorgan Chase Bank, N.A., as administrative agent for the credit agreement secured parties and Wilmington Trust, National Association, as collateral agent and authorized representative with respect to the 6.375% Senior Secured Notes due 2020.

10.5
First Supplemental Indenture, dated as of September 28, 2012, among CNO Financial Group, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent with respect to the 9.00% Senior Secured Notes due 2018.

99.1	Press Release of CNO Financial Group, Inc., dated September 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO FINANCIAL GROUP, INC.

Date: October 1, 2012	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief
Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Indenture, dated as of September 28, 2012, by and among CNO Financial Group, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent.

4.2	Form of 6.375% Senior Secured Note due 2020 (included in Exhibit 4.1).

10.1	Security Agreement, dated as of September 28, 2012, by and among CNO Financial Group, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as collateral agent.

10.2	Credit Agreement, dated as of September 28, 2012, by and among CNO Financial Group, Inc., JPMorgan Chase Bank, N.A., as agent, and the lenders from time to time party thereto.

10.3	Guarantee and Security Agreement, dated as of September 28, 2012, by and among CNO Financial Group, Inc., the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as agent.

10.4
Pari Passu Intercreditor Agreement, dated as of September 28, 2012, among JPMorgan Chase Bank, N.A., as administrative agent for the credit agreement secured parties and Wilmington Trust, National Association, as collateral agent and authorized representative with respect to the 6.375% Senior Secured Notes due 2020.

10.5
First Supplemental Indenture, dated as of September 28, 2012, among CNO Financial Group, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent with respect to the 9.00% Senior Secured Notes due 2018.

99.1	Press Release of CNO Financial Group, Inc., dated September 28, 2012.